SCHEDULE 14C

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials

UREX ENERGY CORP.
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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[X]	No fee required.
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(1)	Title of each class of securities to which transaction applies:
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[ ]	Fee paid previously with Preliminary materials.
[ ]

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Date Filed: April 1, 2010

              UREX ENERGY CORP.

                    1495 Ridgeview Drive #220

                                                                        Reno, NV 89519

          Tel.:  775-721-8883

NOTICE OF ACTION TAKEN BY WRITTEN RESOLUTION OF
SHAREHOLDERS OF RECORD
ON MARCH 31, 2010

(WITHOUT A STOCKHOLDER MEETING)

To the Stockholders of UREX ENERGY CORP.:

NOTICE IS HEREBY GIVEN that the management of UREX ENERGY CORP., a Nevada Corporation ("Corporation"), solicited votes from two (2) selected shareholders of record ("Selected Shareholders") on March 31, 2010, holding a total of 116,000,000 shares, to consider and act upon:

1.

  The Directors' proposal to amend the Corporation's Articles of Incorporation to change the Corporation's name from UREX  ENERGY CORP.  to MUSTANG GEOTHERMAL  CORP.

2.

  The Directors' proposal to effect a reverse split of the Company’s total issued and outstanding shares of stock on the basis of 200 for 1, with a corresponding amendment to  the Corporation's Articles of Incorporation. The total authorized capital shall remain the same.

3.

  The election of Richard Bachman, Gerald Aberle and Brian Cole as Directors for the ensuing year.

These Selected Shareholders approved the above motion in a written resolution. However, the Corporation's management does not intend to take any corporate action to enact this resolution until such time as it has fulfilled its obligations under the rules and regulations of the Securities and Exchange Commission. Therefore, management is sending this notice to you. Proxies are not being solicited as management has received sufficient votes to approve the above proposal. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The approximate date on which this information statement is being mailed to security holders is April 20, 2010.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on April 21, 2010.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Richard Bachman
Richard Bachman, Chairman and Chief Executive Officer
Reno, NV
April 1, 2010

INFORMATION STATEMENT
REGARDING A CORPORATE ACTION
APPROVED ON MARCH 31, 2006

Written Resolution of the Shareholders

This Information Statement is furnished in connection with a written resolution of a majority of the shareholders of the Corporation approved on March 31, 2010. This Information Statement is being sent to shareholders of record of March 31, 2010. The cost of distributing this Information Statement will be borne by the Corporation which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses particularly in connection with their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses. The mailing address of the Corporation's business offices is:

1495 Ridgeview Drive #220                                                                                                             Reno, NV 89519.

Shareholders Entitled To Vote

Only shareholders of record of the Company's Common Stock at the close of business on March 31, 2010 were entitled to vote on the written resolution. On that date, 204,425,600 shares of Common Stock of the Corporation (the "Common Stock") were issued and outstanding. Each shareholder was entitled to one vote for each share held of record on the record date. The holders of a majority of the total shares of common stock outstanding on March 31, 2010, totaling 116,000,000 shares, constituted a quorum for the transaction of business in the written resolution. As management is not soliciting proxies and has already obtained sufficient votes to obtain a quorum, abstentions and broker non-votes will not be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. A list of the shareholders of record as of March 31, 2010, will be filed in the Corporation's minute books as an attachment to the written resolution.

Voting on the Written Resolution

The passing of the proposal required the affirmative vote of a majority (102,112,801 shares) of the shares of Common Stock issued and outstanding on March 31, 2010. There were 204,425,600 common shares issued and outstanding on March 31, 2010. Two (2) Selected Shareholders, holding a total of 116,000,000 shares, approved the above actions in a written resolution.

Meeting Not Required

There will not be a meeting of stockholders and none is required under the Nevada General Corporation Law. Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No person who has been a director or officer of the registrant at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the written resolution.

No director of the Corporation has informed the Corporation in writing that he intends to oppose any action to be taken by the Corporation at the meeting.

Proposals by Security Holders

There are no proposals by any security holders.

Absence of Dissenters’ Rights

No dissenters’ or appraisal rights are available to our stockholders under the Nevada General Corporation Law in connection with the actions.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the year ending December 31, 2010 and all prior filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information with respect to beneficial ownership of our stock as of March 31, 2010 by:

•

persons known by us to be the beneficial owners of more than five percent (5%) of our issued and outstanding common stock;

•

each of our executive officers and directors; and

•

all of our officers and directors as a group.

For purposes of this Information Statement, “beneficial ownership” of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Percentages are computed using a denominator of __204,425,600__ shares of common stock outstanding, which is the total number of shares outstanding as of the date of this Information Statement.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Enco Exploratons, Inc.	100,000,000	49%
4790 Caughlin Pkwy, Suite 371 Reno, Nevada 89519
International Mineral Resources Ltd. (1)	16,000,000	8%
No. 1 Caribbean Place P.O. Box 97 Leeward Highway Providenciales Turks & Caicos Islands BWI
Richard Bachman (1)	16,000,000	8%
10580 N. McCarran Blvd. Building 115-208 Reno, NV 89503

Oscar Yoshitaka Yokoi (2)	0	0%
Alameda das Princesas – 570 Belo Horizonte, Minas Gerais Brazil
Brian Cole 3979 Victoria Avenue Vineland, Ontario L0R 2C0 Canada	0	0%
Gerald Aberle (2) 11171 Alpine Circle Lead SD 57754	0	0%
All officers and directors as a group (3 persons- Mssrs. Bachman, Yokoi and Cole)	16,000,000	8%

(1)

This figure includes 16,000,000 shares held by International Mineral Resources Ltd., a corporation organized under the laws of the Turks & Caicos Islands, BWI, and Mr. Richard Bachman has sole voting and dispositive power of the 16,000,000 shares held by International Mineral Resources Ltd.  Mr. Richard Bachman is the beneficial owner of International Mineral Resources Ltd.

(2)

Mr. Yokoi has served as a Director of the Company during the past year, but is not standing for re-election. He is, however, still a Director until the action taken hereunder becomes effective on or about April 20, 2010. Mr Aberle is not currently a Director but has been selected to replace Mr. Yokoi as a Director and will assume his office on or about April 20, 2010.

Matters Approved in the Written Resolution

Name of the Company

The Corporation's Board of Directors proposed changing the name of the Company from UREX ENERGY CORP., to MUSTANG  GEOTHERMAL  CORP., to reflect a name for the Corporation more descriptive of its current business activities, and allowing for potential diversification in the nature of business activities the Company  may pursue.

Change in Capital (Reverse Split of Common Stock)

The Corporation's Board of Directors proposed to effect a change in capital through a reverse split of the Company’s total issued and outstanding shares of stock on the basis of 200 for 1, with a corresponding amendment to the Corporation's Articles of Incorporation. The total authorized capital shall remain the same. The Board of Directors believes that the reverse split may have the potential of generating interest from investors in the energy sector looking for investments in small companies in the geothermal field which do not have hundreds of millions of shares of stock issued and outstanding. There is, however, no assurance this will result.

Election of Three (3) Directors

The Board of Directors has decided that it is in the best interests of the Company and the stockholders to elect Richard Bachman, Gerald Aberle and Brian Cole as Directors for the ensuing year. These nominees have extensive experience in the mining business and in the specific areas of interest the Company intends to pursue during the next year. Their resumes follow.

Richard Bachman

Mr. Bachman has been the President and a director of the company since September 28, 2005.  Mr. Bachman’s work experience includes 22 years working with Homestake Mining Company in various capacities ranging from exploration to mine operations. From 1995 to 1998, he was the Regional Geologist for Brazil where he directed a staff of 46 and was responsible for a $2.5 million annual exploration budget. He conducted a countrywide assessment that resulted in the acquisition of a one million hectare property in a 20 million ounce gold district in the Amazon.

From 1999 to 2000 Mr. Bachman was the Regional Geologist for Peru where he directed a staff of 10 and refocused Homestake’s existing exploration program, which resulted in the evaluation of 83 properties in 24 months and yielded one new discovery. From 2001 to 2002, he was Homestake’s Regional Geologist, International Special Projects, where he designed and successfully implemented reconnaissance programs in southern Argentina that resulted in the evaluation of 63 properties with five advancing and the coordination and field review of 22 properties.

From 2002 until present, Mr. Bachman has also acted as President and Consulting Professional Geologist for Minera Teles Pires Inc., a Reno, Nevada company. Mr. Bachman holds a Bachelors of Science degree in Geological Engineering from the South Dakota School of Mines and Technology and is a Certified Professional Geologist with the American Institute of Professional Geologists.

Gerald Aberle

Mr. Aberle graduated in 1980 from  South Dakota School of Mines and Technology with a Bachelors of Science Degree in Mining Engineering and has over 30 years of experience in the minerals industry, including 22 years with Homestake Mining Company at the Homestake Gold Mine at Lead, South Dakota.  Mr. Aberle's mining background includes extensive engineering, operations management and project management experience.

Over the past 11 years, Mr. Aberle has consulted in the mining, underground construction and minerals exploration business for clients including Homestake Mining Co - Barrick Gold, the State of South Dakota and the University of Washington in connection with the planning and development of the National Science Foundation's National Deep Underground Science and Engineering Laboratory.    In addition, Mr. Aberle has more than 15 years of private business experience in the United States, primarily in the land development and construction industries.

Brian Cole

Mr. Cole has been a director of the company since January 16, 2007.  Mr. Cole is a Canadian Certified Professional Geologist with over 29 years of diverse mineral exploration experience in gold, uranium, base metals, and diamonds in many places of the world. Mr. Cole was a staff Geologist for Placer Dome Inc. for over 11 years in Canada and East Africa. Following that, Mr. Cole was an Associate Partner in a consulting firm offering project management services and supervised the office in Ghana, West Africa for 3 years. Mr. Cole routinely consults for clients in North and South America and advises in matters of mineral exploration strategy, project management, quality controls, resource estimation, and regularly prepares qualifying reports for securities exchanges on the behalf of his clients. He currently resides in Canada.

Although these three (3) matters have been approved by an affirmative vote of 116,000,000 shares, or 57% of the Corporation's issued and outstanding shares, the Corporation is required under Securities and Exchange Commission rules and regulations to file this Schedule 14C and no corporate action may be taken on this resolution until 20 days from the mailing of this Schedule 14C. Therefore, the Corporation expects to take all necessary corporate actions to effect the name change in late April 2010.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The anticipated compensation to be paid to officers and directors of the Company has not been determined at this time.

Householding

On December 4, 2000, the Securities and Exchange Commission adopted amendments permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless the Corporation is otherwise advised by the shareholders. "Householding", as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers the Corporation's printing and mailing costs.

If you received multiple copies of this information and, in future, wish to receive only a single copy, please forward a written request to the attention of the Corporation's Corporate Secretary by either mail to:

1495 Ridgeview Drive #220                                                                                                             Reno, NV 89519

                                                                  or fax to:  (775) 201-0325.

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, please forward a written request to the attention of the Corporation's Corporate Secretary by either mail to:

1495 Ridgeview Drive #220                                                                                                                Reno, NV 89519

                                                                  or fax to:  (775) 201-0325.

By Order of the Board of Directors,

/s/ Richard Bachman
Richard Bachman, Chairman and Chief Executive Officer
Reno, NV
April 1, 2010

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

UREX ENERGY CORP.

UREX ENERGY CORP., a corporation duly organized and existing under the General Corporation Law of the State of Nevada (the “Corporation”), does hereby certify that:

I.

The amendments to the Corporation’s Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of the General Corporation Law of the State of Nevada and have been consented to in writing by: (a) the Board of Directors by their unanimous written consent; and (b) the holders of a majority of the outstanding shares entitled to vote thereon in accordance with the General Corporation Law of the State of Nevada.

II.

Article Four of the Articles of Incorporation of the Corporation is amended to read in its entirety as follows:

     ARTICLE FOUR.   (CAPITAL STOCK)    The corporation shall have

authority to issue an aggregate of  THREE HUNDRED MILLION (300,000,000) shares of Common Stock, par value ONE MILL ($0.001) per share, and TEN MILLION (10,000,000)  shares of Preferred Stock, par value ONE MILL ($0.001) per share. The rights and preferences of the Preferred Stock shall be set by the Board of Directors, in its discretion.

     All capital stock when issued shall be fully paid and non-assessable.

No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors,

provided that the consideration so fixed is not less than par value.

     Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

     The issued and outstanding shares of Common Stock, totaling 204,425,600, shall be reverse split on the basis of 1 share for 200 shares, effective March 31, 2010. The total authorized shares of Common Stock of the Company shall remain at 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As a result of the reverse split, in no event shall any shareholder have less than 200 shares of Common Stock post-split as a result of the split.

IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this ___day of April, 2010.

     UREX ENERGY CORP.

By: /s/ Richard Bachman
Richard Bachman, Chairman and Chief Executive Officer